Exhibit 21.1

Each of the named subsidiaries is not necessarily a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X, and the Company has several additional subsidiaries not named below. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary at the end of the year covered by this report.

Subsidiaries of the Registrant

Name	Jurisdiction of Organization	Percentage Ownership
ACE Limited	Cayman Islands	Publicly held
ACE Bermuda Insurance Ltd.	Bermuda	100%
Paget Reinsurance International Ltd.	Bermuda	100%
ACE Capital Title Reinsurance Company (EI# 06-1434264, NAIC # 50028, NY)	USA (New York)	100%
ACE Financial Solutions International, Ltd.	Bermuda	100%
ACE Bermuda International Reinsurance (Ireland) Limited	Ireland	100%
ACE Bermuda International Insurance (Ireland) Limited	Ireland	100%
Corporate Officers & Directors Assurance Ltd. (CODA)	Bermuda	100%
Oasis Real Estate Company Ltd.	Bermuda	100%
Sovereign Risk Insurance Limited	Bermuda	100%
Tripar Partnership	Bermuda	95.37% 4.63% (CODA)
ACE Realty Holdings Limited	Bermuda	100%
Oasis Personnel Limited	Cayman Islands	100%
Hamlin Capital Holdings Limited	Bermuda	100% Class A shares 50% Class B shares
Hamlin Capital Limited	Bermuda	100% Class A shares 30% Class B shares
Assured Guaranty Ltd.	Bermuda	24%
ACE Global Markets Limited	England & Wales	100%
ACE Group Holdings Limited	England & Wales	100%
ACE Tarquin	England & Wales	100%
ACE Capital V Limited	England & Wales	100%
ACE Leadenhall Limited	England & Wales	100%
ACE Underwriting Agencies Limited	England & Wales	100%
ACE London Group Limited	England & Wales	100%
ACE Capital Limited	England & Wales	100%
ACE Capital III Limited	England & Wales	100%
ACE Capital IV Limited	England & Wales	100%
ACE London Holdings Limited	England & Wales	100%
ACE Capital II Limited	England & Wales	100%
ACE London Investments Limited	England & Wales	100%
ACE London Aviation Limited	England & Wales	100%
ACE London Underwriting Limited	England & Wales	100%
ACE Underwriting Services Limited	England & Wales	100%
ACE London Services Limited	England & Wales	100%
ACE Capital VI Limited	England & Wales	100%
ACE (PM) Limited	England & Wales	100%
ACE Services Limited	Cayman Islands	100%
ACE Holdings (Gibraltar) Limited	Gibraltar	100%
ACE Gibraltar Limited	Gibraltar	100%

Oasis Insurance Services Ltd.	Bermuda	100%
ACE Tempest Life Reinsurance Ltd.	Bermuda	100%
ACE Europe Life Limited	England & Wales	100%
ACE Tempest Reinsurance Ltd.	Bermuda	100%
Oasis Investments Limited	Bermuda	67% 33% (ACE Bermuda Insurance Ltd.)
Oasis D1 LLC	USA (Delaware)	100%
Oasis D2 LLC	USA (Delaware)	100%
Oasis Investments 2 Ltd.	Bermuda	67% 33% (ACE Bermuda Insurance Ltd.)
ACE Group Holdings Inc.	USA (Delaware)	100%
ACE Life Insurance Company	USA (Connecticut)	100%
ACE INA Holdings Inc.	USA (Delaware)	80% 20% (ACE Limited)
Huatai Insurance Company of China, Limited	China	6.129% 10% (ACE Tempest Reinsurance Ltd.) 6% (ACE U.S Holdings Inc.)
Huatai Life Insurance Company, Limited	China	75.993% 20% (ACE INA Holdings Inc.)
INA Corporation	USA (Pennsylvania)	100%
ACE INA Properties, Inc.	USA (Delaware)	100%
Conference Facilities, Inc.	USA (Pennsylvania)	100%
INA Tax Benefits Reporting, Inc.	USA (Delaware)	100%
INA Financial Corporation	USA (Delaware)	100%
Brandywine Holdings Corporation	USA (Delaware)	100%
Cravens, Dargan & Company, Pacific Coast	USA (Delaware)	100%
Cravens, Dargan & Company, Pacific Coast of Illinois, Inc.	USA (Illinois)	100%
Century Indemnity Company (EI# 06-6105395, NAIC #20710, PA)	USA (Pennsylvania)	100%
Century Reinsurance Company (EI# 06-0988117, NAIC #35130, PA)	USA (Pennsylvania)	100%
Century International Reinsurance Company Ltd.	Bermuda	100%
INA Holdings Corporation	USA (Delaware)	100%
INA Trust, fsb	Chartered by Office of Thrift Supervision	100%
INA Reinsurance Company, Ltd.	Bermuda	100%
ACE INA Financial Institution Solutions, Inc.	USA (Delaware)	100%
American Lenders Facilities, Inc.	USA (California)	100%
ESIS, Inc.	USA (Pennsylvania)	100%
ACE Environmental Health and Safety Consulting (Shanghai) Company Limited	China	100%
ESIS Asia Pacific Pte. Ltd.	Singapore	100%
Hygienetics Environmental Services, Inc.	USA (Delaware)	100%
NewMarkets Insurance Agency, Inc.	USA (Delaware)	100%
ACE INA Excess and Surplus Insurance Services, Inc.	USA (Georgia)	100%
ACE INA Excess and Surplus Insurance Services, Inc.	USA (Pennsylvania)	100%

ACE INA Excess and Surplus Insurance Services, Inc.	USA (California)	100%
ACE INA Excess and Surplus Insurance Services, Inc.	USA (Illinois)	100%
Excess and Surplus Insurance Services, Inc.	USA (Texas)	100%
ACE Financial Solutions, Inc.	USA (Delaware)	100%
ACE Risk Solutions, Inc.	USA (New York)	100%
Indemnity Insurance Company of North America (EI# 06-1016108, NAIC #43575, PA)	USA (Pennsylvania)	100%
ACE Indemnity Insurance Company (EI#92-0040526, NAIC #10030, PA)	USA (Pennsylvania)	100%
ACE American Insurance Company (EI#95-2371728, NAIC# 22667, PA)	USA (Pennsylvania)	100%
Pacific Employers Insurance Company (EI#95-1077060, NAIC# 22748, PA)	USA (Pennsylvania)	100%
Illinois Union Insurance Company (EI# 36-2759195, NAIC #27960, IL)	USA (Illinois)	100%
INAMAR Insurance Underwriting Agency, Inc.	USA (New Jersey)	100%
INAMAR Insurance Underwriting Agency, Inc. of Massachusetts	USA (Massachusetts)	100%
INAMAR Insurance Underwriting Agency, Inc. of Texas	USA (Texas)	100%
INAMAR Insurance Underwriting Agency, Inc. of Ohio	USA (Ohio)	100%
Insurance Company of North America (EI# 23-0723970, NAIC #22713, PA)	USA (Pennsylvania)	100%
Bankers Standard Insurance Company (EI# 75-1320184, NAIC #18279, PA)	USA (Pennsylvania)	100%
Bankers Standard Fire and Marine Company (EI#75-6014863, NAIC #20591, PA)	USA (Pennsylvania)	100%
ACE Property and Casualty Insurance Company (EI# 06-0237820, NAIC, #20699, PA)	USA (Pennsylvania)	100%
ACE Fire Underwriters Insurance Company (EI# 06-6032187, NAIC #20702, PA)	USA (Pennsylvania)	100%
Atlantic Employers Insurance Company (EI# 23-2173820, NAIC #38938, NJ)	USA (New Jersey)	100%
ACE Insurance Company of the Midwest (EI# 06-0884361, NAIC #26417, IN)	USA (Indiana)	100%
ACE Tempest Re USA, LLC	USA (Connecticut)	100%
ACE Structured Products, Inc.	USA (Delaware)	100%
Recovery Services International, Inc.	USA (Delaware)	100%
ACE INA International Holdings, Ltd. (AIIH)	USA (Delaware)	100%
ACE Australia Holdings Pty Limited	Australia	100%
ACE Insurance Limited	Australia	100%
ACE INA Superannuation Pty Limited	Australia	100%
ACE Insurance Company Limited	Vietnam	100%
ACE Life Insurance Company Limited	Vietnam	100%
ACE Seguradora S.A.	Brazil	99.99% 0.01% (AFIA Finance Corporation)
ESIS Canada Inc.	Canada	100%
Servicios ACEINA, S.A. de C.V.	Mexico	99.998% one share (AFIA Finance Corporation)
ACE Seguros S.A.	Argentina	94.62% 4.73% (AFIA Finance Corporation)
ACE INA International Holdings, Ltd Agencia Chile	Chile	100%
ACE Seguros de Vida S.A.	Chile	99.5% 0.5% (AFIA Finance Corporation Agencia en Chile)

ACE INA Overseas Holdings, Inc.	USA (Delaware)	100%
ACE European Holdings Limited	England & Wales	100%
ACE European Group Limited	England & Wales	30.8723% 69.1277% (ACE Insurance S.A. – N.V.)
ACE European Holdings No 2 Limited	England & Wales	100%
CJSC ACE Insurance Company	Russia	100%
ACE Insurance S.A-N.V.	Belgium	99.9492% .0507% (ACE INA International Holdings Ltd.)
ACE Life Insurance	Russia	100%
ACE Insurance S.A.	Macau	99.94%
ACE Holdings Limited	Cayman Islands	100%
ACE Insurance Company Egypt S.A.E.	Egypt	96.89% 0.88% (ACE INA Services UK Ltd.) 0.88% (ACE European Group Ltd.)
ACE Life Insurance Company S.A.E.	Egypt	98.34% 0.98% (ACE Holdings Limited) 0.68% (AFIA Finance Corporation)
ACE Synergy Insurance Berhad	Malaysia	51%
ACE Seguros S.A.	Chile	78.125% (AIIH) 12.235% (AFIA Finance Corporation) 9.095% - (AFIA Finance Corp. Chile Limitada)
ACE Seguros S.A.	Colombia	99.958%
ACE Seguros S.A.	Ecuador	100%
ACE Seguros S.A.	Mexico	99.9%
ACE Seguros S.A. (formerly Altas Cumbres Compañía de Seguros de Vida )	Peru	99.9% 0.01% (AFIA Finance Corporation)
ACE Insurance Limited	South Africa	100%
ACE Insurance Limited	New Zealand	100%
ACE International Management Corporation	Pennsylvania	100%
Cover Direct, Inc.	USA (Delaware)	100%
ACE INA G.B. Holdings, Ltd.	USA (Delaware)	100%
ACE INA Services U.K. Limited	England & Wales	100%
Century Inversiones, S.A.	Panama	100%
ACE Arabia Insurance Company Limited E.C.	Bahrain	50%
ACE Insurance Limited	Pakistan	100%
ACE INA Overseas Insurance Company Ltd.	Bermuda	100%
ACE Canada Holdings, Inc.	Delaware	100%
INACAN Holdings, Inc.	Delaware	100%
ACE INA Insurance	Canada	100%
ACE INA Life Insurance	Canada	100%

ACE Tempest Re Canada Inc.	Canada	100%
ACE Insurance Limited	Singapore	100%
ACE Insurance	Japan	100%
ACE Songai Service Kabushikigaisha	Japan	100%
ACE Marketing Group C.A.	Venezuela	100%
ACE Insurance Company (EI# 66-0437305, NAIC #30953, PR)	Puerto Rico	100%
ACE Insurance Agency, Inc.	Puerto Rico	100%
ACE Insurance Limited	Hong Kong	100%
ACE Risk Management International Ltd.	Bermuda	100%
DELPANAMA S.A.	Panama	100%
INAMEX S.A.	Mexico	100%
Oriental Equity Holdings Limited	British Virgin Islands	100%
AFIA Finance Corporation	USA (Delaware)	100%
AFIA Finance Corporation Agencia en Chile	Chile	100%
AFIA Venezolana C.A.	Venezuela	100%
ACE ICNA Italy Societa a Responsabilita Limitata	Italy	99.7% 0.3% (AIIH)
Siam Liberty Company Limited	Thailand	49% (AFC) 50.7% (Nam EK)
ACE Servicios, S.A.	Argentina	100%
AFIA Finance Corp. Chile Limitada	Chile	98% 2% (AIIH)
Pembroke Reinsurance Inc.	USA (Delaware)	100%
PT. ACE INA Insurance	Indonesia	80% (20% PT. Adi Citra Mandiri)
RIYAD Insurance Co. Ltd.	Bermuda	80%
ACE Asia Pacific Services Pte. Ltd. (formerly, Safire Private Limited)	Singapore	100%
ACE Asia Pacific Services Sdn Bhd	Malaysia	100%
AFIA (INA) Corporation, Limited	USA (Delaware)	100%
AFIA	Unincorporated Association	60%
AFIA (ACE) Corporation, Limited	USA (Delaware)	100%
INAVEN, C.A. “Venezuela”	Venezuela	100%
ACE U.S. Holdings, Inc.	USA (Delaware)	100%
ACE USA, Inc.	USA (Delaware)	100%
ASI Administrative Services Holdings Inc	Canada (Yukon)	100%
Rhea International Marketing (L), Inc.	Malaysia	60%
Westchester Fire Insurance Company (EI# 13-5481330, NAIC# 21121, NY)	USA (New York)	100%
Westchester Surplus Lines Insurance Co. (EI# 58-2139927, NAIC #10172, GA)	USA (Georgia)	100%
Westchester Specialty Services, Inc.	USA (Florida)	100%
Westchester Specialty Insurance Services Inc.	USA (Nevada)	100%
ACE Financial Services Inc.	Delaware	100%
ACE (CR) Holdings	England & Wales	100%
ACE Capital VII Limited	England & Wales	100%
ACE (RGB) Holdings Limited	England & Wales	100%
ACE (CIDR) Limited	England & Wales	100%
Ridge Underwriting Agencies Limited	England & Wales	100%
ACE Asset Management Inc.	USA (Delaware)	100%